Exhibit 99.1

HIVE's BUZZ HPC Signs $350 Million AI Cloud Services Agreement with Investment-Grade Enterprise Customer

This news release constitutes a "designated news release" for the purposes of the Company's amended and restated prospectus supplement dated June 16, 2026 to its short form base shelf prospectus dated October 31, 2025.

Vancouver, British Columbia--(Newsfile Corp. - August 17, 2026) - HIVE Digital Technologies Ltd. (TSX: HIVE) (NASDAQ: HIVE) (BVC: HIVECO) (the "Company" or "HIVE"), through its wholly owned subsidiary BUZZ High Performance Computing Inc. ("BUZZ HPC"), today announced that it has signed a five-year GPU cloud services agreement with an investment-grade enterprise customer (all amounts in US dollars, unless otherwise indicated).

The agreement represents approximately $350 million in total contract value ("TCV") over five years and adds approximately $70 million in annualized revenue ("ARR1"). This brings BUZZ HPC's total annualized revenue to approximately $180 million, comprised of approximately $35 million in active, realized ARR today and approximately $145 million in contracted ARR expected to come online through Q4 2026. The contract is expected to generate attractive long-term economics and meaningful recurring cash flow as the cluster reaches full deployment.

Under the agreement, BUZZ HPC will deliver a dedicated AI infrastructure cluster consisting of 2,016 NVIDIA Blackwell Ultra GPUs in NVIDIA GB300 NVL72 rack-scale systems, interconnected with NVIDIA Quantum-X800 InfiniBand networking and supported by VAST Data's high-performance storage platform. The system is being designed in accordance with NVIDIA's reference architecture to support large-scale AI training, inference and advanced enterprise workloads.

The cluster is expected to become operational later this year at the Bell AI Fabric facility in Merritt, British Columbia.

The Merritt facility is powered by 100% renewable hydroelectric energy and utilizes advanced closedloop liquid cooling technology, eliminating ongoing water consumption for cooling and reinforcing BUZZ HPC's commitment to delivering sustainable, high-performance AI compute infrastructure.

Accelerating BUZZ HPC's AI Cloud Growth

The new contract represents another significant step in the rapid expansion of BUZZ HPC's AI cloud platform and demonstrates the Company's ability to secure large-scale, long-term commitments from investment-grade customers.

The five-year term provides BUZZ HPC with long-term contracted revenue visibility while supporting the Company's strategy of building a portfolio of high-performance accelerated computing infrastructure serving Canadian sovereign AI requirements, global enterprises and leading AI organizations internationally.

The dedicated cluster will support advanced AI training and inference workloads while leveraging BUZZ HPC's expertise in NVIDIA accelerated computing, high-performance networking, enterprise storage and AI cloud infrastructure.

Attractive Long-Term Contract Economics

The Company expects capital expenditures associated with the deployment (including the accelerated computing cluster and all associated hardware and service warranties) to total approximately $185 million. The Company will receive an upfront deposit of approximately 10% of the total contract value of $350 million from the customer. The approximately $35 million deposit, together with HIVE's previously announced financing initiatives and additional equipment financing, is expected to support the deployment and optimize the Company's capital structure.

Upon completion, HIVE will retain ownership of the NVIDIA AI infrastructure, creating a long-lived strategic asset, with potential for continued cashflows. The five-year contract is anticipated to deliver an attractive return on invested capital, with meaningful upside from continued ownership. That value is driven by the long, useful life of NVIDIA accelerated computing, enabled by industry-leading throughput per watt and lowest token cost.

NVIDIA accelerated computing infrastructure is expected to be delivered and deployed in calendar Q4 of this year, at which point, HIVE's HPC/AI daily revenue will be approximately $500,000.

Sustainable AI Infrastructure

BUZZ HPC's AI cloud strategy combines leading-edge computing performance with access to sustainable power infrastructure.

The Merritt deployment will operate entirely on renewable hydroelectric power while utilizing closed-loop direct liquid cooling technology designed to maximize energy efficiency without requiring ongoing water consumption for cooling.

By combining renewable energy, advanced cooling technology and NVIDIA accelerated computing, BUZZ HPC is building AI infrastructure designed to deliver both the performance and sustainability increasingly required by enterprise and AI customers.

Management Commentary

Frank Holmes, Executive Chairman of HIVE Digital Technologies, said:

"A year ago, our team was focused on rapidly scaling HIVE's ASIC computing power and Tier-I data center footprint by over 300%. Today, we are applying that same discipline and execution to scaling our GPU-based AI infrastructure.

I am deeply pleased with the teamwork and execution of Aydin Kilic and Craig Tavares, together with the entire HIVE and BUZZ team, as we continue building our AI strategy. This new five-year agreement is another important milestone in that journey. With approximately 400 MW of capacity in Canada for Tier III data center development, we have the potential to bring over 120,000 GPUs online over the next 2 years.

What excites me most is the synergy between our two businesses. Whether we are deploying ASIC chips for Tier-I data centers or GPU chips for AI, our core expertise remains the same: securing renewable energy, building high-performance data centers and converting that energy into valuable computing power. We believe this dual-engine strategy positions HIVE well for the next generation of digital infrastructure."

Aydin Kilic, President and Chief Executive Officer of HIVE Digital Technologies, said:

"We are pleased to announce this agreement as we accelerate towards our year-end target of $200 million of ARR for our GPU cloud business. The five-year term, expected stable cash flows from an investment-grade enterprise customer, and upfront deposit of approximately 10% of total contract value supports an attractive economic and return profile for this deployment. Using proceeds from our June 2026 0% convertible bond, we are delivering on our promises to the market to bring this second, longterm large GPU cluster deal forward. We are also using debt financing to lever the purchase of the GPUs to provide a very strong internal rate of return."

Craig Tavares, President and Chief Operating Officer of BUZZ High Performance Computing, said:

"This contract demonstrates our ability to consistently execute on large-scale AI infrastructure deployments while securing long-term, high-quality customers. We're rapidly establishing BUZZ as one of Canada's leading sovereign AI cloud providers, combining best-in-class NVIDIA infrastructure with strategic partners such as Bell and VAST Data to deliver enterprise-grade AI compute at global scale.

We're building far more than GPU clusters; we're helping build a sustainable AI future. This milestone reflects the speed and discipline with which our team continues to execute, while strengthening a worldclass ecosystem of partners. Together, we're creating a sovereign AI cloud platform that gives Canadian and global organizations access to sustainable, high-performance infrastructure built for the AI era."

Building a Canadian AI Cloud Platform with Global Reach

BUZZ HPC continues to rapidly scale its position as a leading Canadian AI cloud provider, delivering sovereign accelerated computing infrastructure and enterprise AI cloud services to customers in Canada and internationally.

By combining purpose-built AI infrastructure, renewable energy, NVIDIA accelerated computing, highperformance networking and enterprise cloud technologies, BUZZ HPC is building a vertically integrated AI platform designed to support the growing global demand for AI.

The agreement further demonstrates the increasing demand for BUZZ HPC's infrastructure and the Company's ability to translate its growing AI platform into long-term contracted revenue.

Notes

1 The term "ARR" refers to the Company's run rate revenue calculated on an annualized basis. As context dictates, the Company calculates ARR by: (i) multiplying the revenue realized per week times 52 weeks per year, (ii) multiplying the realized revenue per day times 365 days per year, or (iii) multiplying the per quarter data times four quarters per year. Projections of ARR may be unreliable as a predictor of future results because such projections typically do not incorporate the possibility of subsequent cancellations, discounts or downgrades in services.

About HIVE Digital Technologies Ltd.

HIVE Digital Technologies Ltd. is a global leader in sustainable digital infrastructure, building and operating renewable energy-powered data centres that support high-performance AI computing. Through its wholly owned subsidiary, BUZZ High Performance Computing Inc., HIVE delivers sovereign AI cloud infrastructure. HIVE's dual-engine strategy combines long-life digital infrastructure assets with renewable energy to generate diversified, long-term cash flows across AI infrastructure and digital asset mining.

For more information, visit hivedigitaltech.com, or connect with us on:

X: https://x.com/HIVEDigitalTech

YouTube: https://www.youtube.com/@HIVEDigitalTech

Instagram: https://www.instagram.com/hivedigitaltechnologies/

LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"
Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

About BUZZ High Performance Computing Inc.

BUZZ High Performance Computing Inc., a wholly owned subsidiary of HIVE Digital Technologies Ltd., is Canada's leading sovereign AI cloud provider, delivering enterprise GPU infrastructure, AI cloud services and high-performance computing solutions. BUZZ designs, builds and operates advanced AI infrastructure powered by renewable energy, enabling enterprises, AI companies, governments, research institutions and innovators to train, fine-tune and deploy advanced AI models at scale. By combining purpose-built AI factories, high-performance networking and enterprise cloud technologies, BUZZ is building the digital infrastructure that powers the next generation of artificial intelligence.

For more information, visit buzzhpc.ai.

Neither the TSX, Nasdaq, nor any other securities exchange or regulatory authority accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

Except for the statements of historical fact, this news release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: statements regarding deployment timelines, projected annual recurring revenue, anticipated utilization, capital expenditures, operating costs, future GPU capacity, the Company's objective to scale its HPC GPU AI cloud business, and other forward-looking information concerning the intentions, plans and future actions of the parties to the transactions described herein and the terms thereon.

Factors that could cause actual results to differ materially from those described in such forwardlooking information include, but are not limited to: delays in equipment delivery or commissioning, changes in customer demand, counterparty credit risk, fluctuations in power and operating costs, competitive pricing pressures, regulatory developments, capital availability, and geopolitical conditions, and other related risks as more fully set out in the Company's disclosure documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about the Company's objectives, goals or future plans, the timing thereof and related matters. The Company has also assumed that no significant events will occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of new information, future events or otherwise, other than as required by law.

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